     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       COMMERCIAL NET LEASE REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       MARYLAND                                              56-1431377
             (State or Other Jurisdiction                                 (I.R.S. Employer
          of Incorporation or Organization)                             Identification No.)

                       455 SOUTH ORANGE AVENUE, SUITE 700
                             ORLANDO, FLORIDA 32801
                           TELEPHONE: (407) 265-7348
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ------------------

                                KEVIN B. HABICHT
                            Chief Financial Officer
                       Commercial Net Lease Realty, Inc.
                       455 South Orange Avenue, Suite 700
                             Orlando, Florida 32801
                           Telephone: (407) 265-7348
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                               ------------------
                                    Copy to:

                             JOHN M. MCDONALD, ESQ.
                        SHAW PITTMAN POTTS & TROWBRIDGE
                              2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037
                               ------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                             PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SHARES                      AMOUNT TO BE             AGGREGATE PRICE         AGGREGATE OFFERING
TO BE REGISTERED                      REGISTERED               PER SHARE(1)                PRICE(1)
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            500,000                  $12.8125                $6,406,250.00
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

TITLE OF SHARES                        AMOUNT OF
TO BE REGISTERED                   REGISTRATION FEE
----------------------------------------------------------------------------------
Common Stock, $.01 par value           $1,781.00
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices on the New York Stock Exchange on April 15, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                          500,000 Shares Common Stock
                               ($0.01 Par Value)

                       COMMERCIAL NET LEASE REALTY, INC.

                           Dividend Reinvestment Plan

     The Dividend Reinvestment Plan (the "Plan") of Commercial Net Lease Realty, Inc. (the "Company") provides holders of the Company's common stock (the "Shareholders") with a simple and convenient method of purchasing additional common stock of the Company (the "Common Stock") through the reinvestment of cash dividends without fees of any kind, subject to the terms and conditions stated herein. All Shareholders are eligible to join the Plan including Shareholders whose shares are held in the name of a nominee or broker (i.e. "street name").

     A Shareholder may participate in the Plan by completing an Authorization Card and returning it to First Union National Bank, Shareholder Services Group, Dividend Reinvestment Area, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina, 28288-1153. Shareholders who are participants in the Plan may terminate their participation at any time. Shareholders who are not participants in the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual. Shareholders who currently participate in the Plan need take no further action to continue participation.

     This Prospectus relates to 500,000 shares of Common Stock of Commercial Net Lease Realty, Inc. that have been registered for sale under the Plan. Please retain this Prospectus for future reference.

     The Company will use the Plan to raise additional capital.

     The executive offices of the Company are located at 455 South Orange Avenue, Suite 700, Orlando, Florida 32801.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OF SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 21, 1999.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files required reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. These reports, proxy statements and other information can also be inspected and copied at the public reference facilities referred to above and at the regional offices of the Commission at: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048 and also at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information as of particular dates, concerning directors and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to Shareholders of the Company and filed with the Commission.

     The Company has filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the registration statement. For further information, reference is made to the registration statement and its exhibits which may be inspected and copied at or obtained from the Commission's public reference facilities, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 upon payment of the prescribed fees. Each statement made in this Prospectus with respect to a document that is filed as an exhibit to the registration statement is qualified by reference to such exhibit for a complete statement of the terms and conditions thereof. The registration statement is also publicly available through the Commission's web site located at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the Company's annual report on Form 10-K for the year ended December 31, 1998 and (ii) the description of the Common Stock, par value $0.01, contained in Exhibit 3.1 of the Company's Registration Statement on Form S-3 (File No.: 333-64511), including any amendments or reports filed to update such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated herein by reference or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any amendment or supplement hereto, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), will be provided without charge to each person who receives a copy of this Prospectus on the written or oral request of such person directed to Kevin B. Habicht, Chief Financial Officer, Commercial Net Lease Realty, Inc., 455 South Orange Avenue, Suite 700, Orlando, Florida 32801-2878.

                                  THE COMPANY

     Commercial Net Lease Realty, Inc., a Maryland corporation, is a real estate investment trust formed in 1984 that acquires, owns and manages a diversified portfolio of high quality, single-tenant, freestanding properties leased to major retail businesses under full credit, long-term commercial net leases. The principal office of the Company is located at 455 South Orange Avenue, Suite 700, Orlando, Florida 32801-2878. Its telephone number is (407) 265-7348.

                            DESCRIPTION OF THE PLAN

     This prospectus relates to 500,000 shares of Common Stock of Commercial Net Lease Realty, Inc., par value $0.01 per share (the "Common Stock"), that have been registered for sale under the Commercial Net Lease Realty, Inc. Dividend Reinvestment Plan (the "Plan").

PURPOSE

     The Plan provides holders of record of the Common Stock of Commercial Net Lease Realty, Inc. (the "Company") with a simple and convenient method to invest their cash dividends in additional shares of Common Stock. Each Shareholder who elects to participate in the Plan (a "Participant") will receive free custodial service for the shares acquired through the Plan. The Company will pay any brokerage commissions, service charges or other fees related to participation in the Plan. The Plan will be administered by First Union National Bank (the "Plan Administrator").

     The Plan Administrator will purchase shares issued by the Company from previously authorized but unissued Common Stock. Shares purchased from the Company will provide the Company with funds for general corporate purposes.

BENEFITS TO PARTICIPATING SHAREHOLDERS

     The primary benefits for Shareholders participating in the Plan are:

          1. ECONOMICAL PURCHASE OF SHARES. The Company pays any additional fees or commissions associated with the purchase of shares under the Plan.

          2. TOTAL UTILIZATION OF FUNDS. The full amount of dividends may be reinvested since fractional share interests (computed to three decimal places) may be held under the Plan.

          3. SIMPLIFIED RECORD KEEPING AND SAFEKEEPING. Record keeping is simplified through the free custodial service and reporting provisions provided by the Plan Administrator.

ELIGIBILITY

     Shareholders whose shares are registered in their own name may become Participants under the Plan by signing an Authorization Card and returning it to First Union National Bank, Shareholder Services Group, Dividend Reinvestment Area, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1154 (the "Plan Administrator").

     If shares are registered in the name of a broker, bank or nominee (i.e. "street name") on behalf of a beneficial owner (the "Beneficial Owner"), the Beneficial Owner may participate in the Plan either by having:

          (a) the shares registered directly in the name of the Beneficial Owner and signing and returning an Authorization Card to the Plan Administrator; or

          (b) the broker, bank or nominee participate in the Plan on behalf of the Beneficial Owner by signing and returning a Beneficial Owner Authorization Card to the Plan Administrator. The Beneficial Owner Authorization Card must be timely submitted for each quarter the Participant desires to participate in the Plan on behalf of the Beneficial Owner.

ENROLLMENT

     An eligible Shareholder may join the Plan at anytime. Reinvestment of dividends will begin if a properly executed Authorization Card or Beneficial Owner Authorization Card is received by the Plan Administrator prior to the record date established for a particular dividend. If received thereafter, the reinvestment of dividends will begin with the next succeeding dividend payment date.

     The Authorization Card and Beneficial Owner Authorization Card provide for the purchase of additional shares of Company Common Stock through the following investment options:

          (a) FULL DIVIDEND REINVESTMENT directs the Plan Administrator to invest all the Participant's cash dividends on all of the shares of Common Stock then or subsequently registered in the Participant's name in accordance with the Plan.

          (b) PARTIAL DIVIDEND REINVESTMENT directs the Plan Administrator to invest in accordance with the Plan the cash dividends on only that number of shares of Common Stock registered in the Participant's name which are designated in the appropriate space on the Authorization Card or the Beneficial Owner Authorization Card. Dividends paid thereafter on shares of Common Stock participating in the Plan will be reinvested in additional shares of Common Stock.

INVESTMENT OF DIVIDENDS

     The Plan Administrator, as directed by the Company, will apply cash credited to the Participant's account toward the purchase of shares of Common Stock directly from the Company. A Participant's account will be credited with fractional shares computed to three decimal places. Cash dividends credited to a Participant's account may be commingled with the cash dividends credited to all accounts under the Plan.

     The price of the shares of Common Stock purchased by the Plan Administrator shall be 100% of the average of the high and low sale prices, computed to three decimal places, of the Common Stock as reported on the New York Stock Exchange for the five trading days preceding the dividend payment date (the "Investment Price").

REPORTS TO PARTICIPANTS

     Participants will receive a statement from the Administrator after each purchase made under the Plan. The statement will provide a record of the cost basis of the Common Stock purchased and should be retained for tax purposes.

ISSUANCE OF CERTIFICATES

     The Plan Administrator may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. A Participant may request certificates for any full shares credited to his account at any time. No certificates will be delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan and certificates for full shares will be similarly registered when issued to the Participant.

FEDERAL INCOME TAXATION

     Participants in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares of Common Stock acquired with reinvested dividends. Shares of Common Stock acquired for Participants in the Plan will have an initial tax basis to the Participant equal to the amount the Participant is treated as having received as a dividend. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the dividend payment date that the share of Common Stock was acquired.

     Dividend income to a corporate Shareholder generally is eligible for a 70 percent dividends-received deduction under current federal laws; however, this deduction is not available to corporate Shareholders so long as the Company continues to be taxed as a REIT. The Company intends to determine and report the dividend amount on the basis that the fair market value per share of the Common Stock issued is equal to the Investment Price.

     A Participant will not realize any taxable income upon the receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon the Participant's request for certificates for such shares or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for a fractional share credited to the Participant's account will realize gain or loss measured by the difference between the amount of cash received and the fair market value at which such fractional share was credited to the Participant's account. Gain or loss will be realized by the Participant upon the sale or exchange of shares after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for each whole share, and the Participant's tax basis therefor.

     A foreign Shareholder who is a Participant and whose dividends are subject to United States income tax withholding will have the amount of the tax to be withheld deducted from such dividends before reinvestment. Statements confirming purchases made for a foreign Participant will indicate that tax has been withheld.

     The above is intended only as a general discussion for the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisors regarding the federal, state and local income tax consequences (including the effects of any changes law) of their individual participation in the Plan.

VOTING RIGHTS

     All shares in a Plan account will be added to the shares registered in the Participant's name on the shareholder records of the Company and the Participant will receive one proxy for all such shares which proxy will be voted as the Participant directs or the Participant may vote all shares in person at the shareholders' meeting.

TRANSFER OF SHARES

     The Participant may transfer any issued shares of Common Stock held of record in his name to the Plan Administrator or the Plan Administrator's nominee and such shares will be held by the Plan Administrator for his account as Plan Shares at no cost to the Participant, subject to the terms and conditions of this Agreement. A Participant may not pledge or otherwise assign or transfer a Plan account. A Participant who desires to pledge or otherwise assign or transfer shares of Common Stock in a Plan account must request that certificates for such shares be issued in the Participant's name.

STOCK DIVIDENDS, STOCK SPLITS AND RIGHTS OFFERINGS

     In the event of a stock split or a stock dividend payable in Common Stock, the Plan Administrator will receive and credit to the Participant's Plan account the applicable number of whole and/or fractional shares of Common Stock based both on the number of shares of Common Stock held in the Participant's Plan account and, with respect to Shareholders participating in the Plan, the number of shares of Common Stock registered in the Participant's own name as of the record date for the stock dividend or split.

     If the Company has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Common Stock, the rights attributable to whole shares of Common Stock held in a Participant's Plan account will be transferred to the Participant as promptly as practicable after the rights are issued. Rights attributable to fractional shares of Common Stock will be reinvested in Common Stock.

OWNERSHIP LIMITATIONS

     The Company's Charter places certain restrictions upon the ownership, directly or constructively, of the Common Stock, including the limitation of the beneficial ownership of the Common Stock by any one person (including attribution) to 9.8% of the outstanding shares of Common Stock (the "Ownership Limit"). Any Shareholder who believes that their participation in this Plan might cause them to exceed the Ownership Limit should contact Company counsel before participating in the Plan.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

     A Participant may at any time withdraw all or any portion of the full shares of Common Stock held in the Participant's account. A request for withdrawal should be in writing and sent to First Union National Bank, Shareholder Services Group, Dividend

Reinvestment Area, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1154. Certificates for the full shares so withdrawn will be issued in the name of and mailed to the Participant. Any fractional share interest will be liquidated and a check for the market value of the fractional share interest (without deducting any expense or commission) will be mailed to the Participant.

TERMINATION OF PARTICIPATION

     A Participant may terminate participation in the Plan at any time by giving a written notice of termination to the Plan Administrator at First Union National Bank, Shareholder Services Group, Dividend Reinvestment Area, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1154. Any such notice of termination received by the Plan Administrator on or after a dividend record date will not become effective until dividends paid on the corresponding dividend payment date have been invested. All dividends with a record date after timely receipt of notice of termination will be sent to the Participant. Upon termination, the Participant may elect in writing to receive certificates representing the full number of Plan Shares credited to his account and cash in lieu of fractional shares, or he may elect in writing to receive cash for all the full and fractional Plan Shares credited to his account. If no written election is made at the time the Plan Administrator receives the written notice of termination from the Participant or prior to expiration of the 30 day notice period when the Plan Administrator terminates a Participant's account, a check for the market value of certificates will be issued for all full Plan Shares and any fractional shares will be mailed to the Participant.

     In the event a Participant elects to receive cash for the Plan Shares credited to his account, the Plan Administrator, as the Participant's agent, will, as soon as practicable after receipt of such written request, sell such Plan Shares and deliver to him the proceeds of such sale, less any brokerage commissions and any other costs of sale. Any full shares and fractional interests in shares may be aggregated and sold with those of other terminating Participants. The proceeds to each Participant, in such case, will be the average sales price per share of all shares so aggregated and sold multiplied by the number of full and fractional shares sold by the Participant, less the Participant's pro rata share of any brokerage commissions and other costs of sale.

     If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company without disposing of shares in the Plan account, the Plan Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated.

COSTS

     There are no brokerage commissions, fees or service charges to Participants for purchases under the Plan. All costs of administration are paid by the Company. The Company will either pay directly or reimburse the Plan Administrator for the costs of administering the Plan, including, but not limited to, the costs of printing and distributing Plan literature to record holders of Common Stock, forwarding proxy solicitation materials to Participants, and mailing confirmation of account transactions, account statements and other notices to Participants, and reasonable clerical expenses associated therewith. In the case of termination of the Participant's account or the registration and issuance of certificates in a name other than the account name, however, the Participant may be responsible for certain taxes, costs or fees.

ABSENCE OF LIABILITY; INDEMNIFICATION OF PLAN ADMINISTRATOR

     The Plan Administrator, its nominee(s) and the Company shall not be liable for any administrative act done in good faith or for any good faith omission to take administrative action, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Plan Administrator of notice in writing of such death, (ii) with respect to the price or times at which shares of Common Stock may be purchased under the Plan, or (iii) with respect to any fluctuation in the market value of the Common Stock. Nothing in the Plan limits or abridges a Participant's rights under the federal securities law. Participants should recognize that neither the Plan Administrator nor the Company can provide any assurance of profits or protection against loss on shares of Common Stock purchased under the Plan. The terms and conditions of the Plan shall be governed by the laws of the State of Maryland.

TERMINATION OF PLAN; AMENDMENTS

     The Company reserves the right to modify, suspend or terminate the Plan in whole or part at any time. Participants will be notified of any such modification, suspension or termination.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for the general corporate purposes of the Company including investments in properties.

                                 LEGAL MATTERS

     Legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Shaw Pittman Potts & Trowbridge, Washington, DC, a partnership including professional corporations.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

     As permitted by law, directors and officers of the Company are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       ADDRESS OF THE PLAN ADMINISTRATOR

     All notices and change in name or address should be directed to the Plan Administrator at the following address:

                           First Union National Bank
                           Shareholder Services Group
                           Dividend Reinvestment Area
                        1525 West W.T. Harris Blvd., 3C3
                     Charlotte, North Carolina, 28288-1154

                          INQUIRIES REGARDING THE PLAN

       Please address questions about the Plan and your participation to:

                       Commercial Net Lease Realty, Inc.
                                Kevin B. Habicht
                            455 South Orange Avenue
                                   Suite 700
                             Orlando, Florida 32801
                                 (407) 265-7348

                       COMMERCIAL NET LEASE REALTY, INC.

                    DIVIDEND REINVESTMENT AUTHORIZATION FORM

     I hereby authorize Commercial Net Lease Realty, Inc. (the "Company") to appoint First Union National Bank as my agent to receive any cash dividends that may hereafter become payable to me on the following shares of Common Stock registered in my name and to pay such dividends on such shares to the Plan
Administrator:

                             (Check one box please)

        [ ]  all my shares

        [ ]  the following number of my shares
                                               --------------------------------

and authorize First Union National Bank as agent (i) to retain for credit to my account any cash dividends and any shares of Common Stock distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Dividend Reinvestment and Stock Purchase Plan (the "Plan") and credited to my account and to distribute to me any other non-cash dividend paid on such shares; and (ii) to apply such cash dividends to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

     I understand that the purchases will be made under the terms and conditions of the Plan as set forth in the Prospectus and that I may revoke this authorization at any time by notifying First Union National Bank, in writing, of my desire to terminate my participation.

     Return this form only if you wish to participate in this Plan.


---------------------------------------------
Print Name as Shown on
Stock Certificate

---------------------------------------------
Address

---------------------------------------------
City                 State              Zip

---------------------------------------------
Signature(s)

---------------------------------------------
Signature(s)

---------------------------------------------
Date

---------------------------------------------
Social Security Number or Tax
Identification Number

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee............................................  $ 1,781.00
Fees and Expenses...........................................    5,000.00
Legal Fees..................................................    5,000.00
Printing and Engraving......................................    1,000.00
Miscellaneous...............................................    1,000.00
                                                              ----------
  Total.....................................................  $13,781.00
                                                              ==========

-------------------------

* Estimated

ITEM 15.  INDEMNIFICATION.

     The Company is incorporated under the laws of the State of Maryland. As permitted by Maryland law, and as set forth in the Company's Bylaws incorporated by reference elsewhere in the Registration Statement, a director or officer of the Company is entitled to indemnification by the Company against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been, or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be provided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. The directors and officers of the Company are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.

ITEM 16. EXHIBITS.

  3.1     First Amended and Restated Articles of Incorporation of
          Commercial Net Lease Realty, Inc. (incorporated herein by
          reference to Exhibit 3.1 of the Company's Registration
          Statement on Form S-3 (File No. 333-64511)).
  3.2     Bylaws of Commercial Net Lease Realty, Inc. (incorporated
          herein by reference to Exhibit 3.3(ii) to Amendment No. 2 to the Company's Registration Statement No. 1-11290 on Form
          8-B).
    5     Opinion of Shaw, Pittman, Potts & Trowbridge (filed
          herewith).
 23.1     Consent of KPMG LLP (filed herewith).
 23.2     Consent of Shaw, Pittman, Potts & Trowbridge (included in
          its opinion filed as Exhibit 5 hereto).
   24     Power of Attorney (included on the signature page hereto).

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of l934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each fling of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on April 21, 1999.

                                     COMMERCIAL NET LEASE REALTY, INC.
                                     (Registrant)

                                     By:      /s/ JAMES M. SENEFF, JR.
                                        ----------------------------------------
                                                  James M. Seneff, Jr.
                                                 Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with this Registration Statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

            /s/ JAMES M. SENEFF, JR.              Chairman of the Board and
------------------------------------------------    Chief Executive Officer
              James M. Seneff, Jr.                  (Principal Executive Officer)        April 21, 1999

              /s/ GARY M. RALSTON                 President and
------------------------------------------------    Chief Operating Officer
                Gary M. Ralston                                                          April 21, 1999

              /s/ KEVIN B. HABICHT                Executive Vice President and
------------------------------------------------    Chief Financial Officer
                Kevin B. Habicht                    (Principal Financial and             April 21, 1999
                                                    Accounting Officer)

              /s/ ROBERT A. BOURNE                Director
------------------------------------------------
                Robert A. Bourne                                                         April 21, 1999

                /s/ EDWARD CLARK                  Director
------------------------------------------------
                  Edward Clark                                                           April 21, 1999

             /s/ CLIFFORD R. HINKLE               Director
------------------------------------------------
               Clifford R. Hinkle                                                        April 21, 1999

               /s/ TED B. LANIER                  Director
------------------------------------------------
                 Ted B. Lanier                                                           April 21, 1999